EXHIBIT 99.1

O'Reilly Automotive, Inc., Announces Dates for the 2010 First Quarter Earnings Release and Conference Call

- Earnings Release Date – Wednesday, April 28, 2010, after 5:30 pm Central Time

- Conference Call Date – Thursday, April 29, 2010, at 10:00 am Central Time

SPRINGFIELD, Mo., April 1, 2010 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq:ORLY) announces the release date for its first quarter 2010 earnings as Wednesday, April 28, 2010, with a conference call to follow on Thursday, April 29, 2010.

The Company's first quarter 2010 earnings will be released after 5:30 p.m. central time on Wednesday, April 28, 2010, and can be viewed, at that time, on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room".

Investors are invited to listen to the Company's conference call discussing the financial results for the first quarter of 2010, on Thursday, April 29, 2010, at 10:00 a.m. central time, via webcast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room". A replay of the call will also be available on the Company's website following the conference call. Interested analysts are invited to join the call. The dial-in number for the call is (706) 679-5789 and the conference call ID number is 64795185.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 3,421 stores in 38 states as of December 31, 2009.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

CONTACT:  O'Reilly Automotive, Inc.
          Investor & Media Contact
          Mark Merz
          (417) 829-5878